Exhibit 10.17

FIRST AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE (“First Amendment”) is made and entered into this 24 day of May, 2010, by and between Phoenix Investors #25, L.L.C., an Arizona limited liability company (“Landlord”), and WageWorks, Inc., a Delaware corporation (“Tenant”) and is amended as follows.

W I T N E S S E T H:

WHEREAS, WageWorks, Inc. (“Tenant”) and Phoenix Investors #25, L.L.C. are parties to that certain Lease dated July 23, 2007 (the “Lease”) with respect to Suite 101 (the “Original Premises”) located in a building (the “Building”) at 1050 West Washington Street, Tempe, Arizona, known as Papago Reserve (the “Property”) and

WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant an additional 4,582 useable square feet and 5,155 rentable square feet in the Building known as Suite 114 shown on the attached Exhibit A which is incorporated herein by this reference (the “Additional Premises”) and the parties desire to enter into this Amendment to set forth the terms and provisions related thereto.

NOW, THEREFORE, good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereby amend the Lease as follows:

1.	Tenant hereby leases from Landlord and Landlord hereby leases to Tenant the Additional Premises. The Lease Term and Base Rent for the Additional Premises shall commence on the later of (i) July 1, 2010, or (ii) the Completion Date of the tenant improvements for the Additional Premises, except to the extent that the delay shall be caused by any one or more of the following (a “Tenant Delay”):

a)	Tenant’s request for Change Orders whether or not any such Change Orders are actually performed; or

b)	Contractor’s performance of any Change Orders; or

c)	Tenant’s request for materials, finishes or installations requiring unusually long lead times; or

d)	Tenant’s delay in preparing, reviewing, revising, or approving plans and specifications; or

e)	Tenant’s delay in providing information critical to the normal progression of the project. Tenant shall provide such request for information from the Landlord; or

f)	Tenant’s delay in making payments to Landlord for costs of Change Orders; or

g)	Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons which cause a Tenant Delay.

If the Completion Date is delayed for any reason, then Landlord shall cause Landlord’s Architect to certify the date on which the Tenant Improvements would have been completed but for such Tenant Delay, or were in fact completed without any Tenant Delay.

Upon substantial completion of the Tenant Improvements, the parties will conduct a walkthrough inspection to identify any missing or nonconforming work, and prepare a “Punch List” thereof. The existence of “Punch List” items to be completed or remedied by Landlord’s contractor shall not delay or affect the Completion Date so long as the Punch List items do not interfere with Tenant’s ability to operate in the Additional Premises, but Landlord will cause its contractor to promptly complete or remedy all proper “Punch List” items.

2.	For the purpose of Item 3 on the Lease Schedule (“Schedule”), the Useable Area of the Original Premises and Additional Premises (the “New Premises”) is 30,037 square feet and the Rentable Area is 33,792 square feet.

3.	For the purpose of Item 4 on the Schedule, the Tenant’s proportionate share is 40.12% (based upon a total of 84,230 rentable square feet in the Building).

4.	For the purpose of Item 10 on the Schedule, the Termination Date is June 30, 2015.

5.	For the purpose of Item 13 on the Schedule the Base Rent for the New Premises is as follows, unless the Completion Date of the Tenant Improvements are not completed as scheduled and such delay in completion is not caused by a Tenant Delay:

Period	Annual Base Rent	Monthly Base Rent
07/01/10 - 12/31/10	$630,014.00	$52,501.17
01/01/11 - 06/30/12	$743,424.00	$61,952.00
07/01/12 - 06/30/14	$777,216.00	$64,768.00
07/01/14 - 06/30/15	$811,008.00	$67,584.00

The Schedule shown above is reflecting that the initial six (6) months following the Completion Date shall be free for the Additional Premises. If the Completion Date occurs after July 1, 2010, and such delay is not caused by a Tenant Delay, then Tenant’s free rent period shall be adjusted accordingly.

6.	For the purposes of the Lease Section 41 “thirty (30) (the “Covered Spaces”)” shall be replaced with “thirty-five (35) (the “Covered Spaces”)”.

7.	Landlord shall, at Landlord’s cost and expense, design, permit and construct the alterations to the Premises indicated on the Space Plan attached hereto as Exhibit A. The materials and finishes shall be substantially the same as the Original Premises in order to match the style and quality of the Original Premises. Tenant agrees to cooperate with Landlord in order to allow the work to be completed in an expeditious manner.

8.	Landlord shall provide Tenant an allowance of $25,775.00 for Tenant’s FF&E.

9.	Tenant shall have access to the Additional Premises for installation of FF&E two (2) weeks prior to the Commencement Date without any obligation for rent Tenant shall work in harmony with Landlord and Landlord’s agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building. Any such early possession shall not affect nor advance the Expiration Date of the Term.

10.	Lease Section 2(D)(4) Books and Records shall be modified to add the following language: If Landlord’s original determination of Tenant’s pro rata share of Operating Costs or Taxes is overstated by more than five percent (5%) then (i) Landlord shall be responsible for the costs associated with such audit, and (ii) Landlord shall reimburse Tenant for any overpaid expenses identified in such audit addressed in existing Lease.

11.	Lease Section 32 Letter of Credit shall be removed. Tenant shall increase the security deposit, per Section 5 of the Lease Schedule, so that the amount is equal to $100,000,00. At the end of the third year of this Lease, Landlord shall review Tenant’s most recent financial statements to determine if a security deposit equal to last month’s rent is feasible.

12.	Except as otherwise amended hereby, the terms and covenants of the Lease remain in full force and effect and the parties hereto, by execution of this First Amendment, ratify and confirm same.

IN WITNESS WHEREOF, the parties have executed this First Amendment to be effective on the date set forth above.

LANDLORD:

PHOENIX INVESTORS #25 L.L.C., an Arizona limited liability company

By:	Greenwood & McKenzie, a California general partnership
Its: Manager

	By:	Carl J. Greenwood
	Its:	General Partner

TENANT:

WageWorks, Inc., a Delaware corporation

By:	/s/ Rich Green
Name:	Rich Green
Title:	CFO

EXHIBIT A

* MATCH FINISHES
* REWORK CEILING GRID
* NEW DOOR FRAMES
* "UP LIGHTS" INSTALLED
CHANGE MILLWORK
UPPER CABINETS INSTALLED
CHANGE MILLWORK
SOUND PROOF &
DROPPED CEILING
TINT WINDOWS
ENTRANCE
NIC
NIC
OFFICE
PRODUCTION ROOM

SUN STATE BUILDERS

1150 West Washington Suite 120 Tempe, Arizona 85281 480-894-1286

SUITE 114
5,155 R.S.F.
4,582 U.S.F.

PAPAGO RESERVE
1050 WEST WASHINGTON ROAD
TEMPE, AZ 85281

G:\07 PROJECTS\PAPAGO HILLS OFFICE BLDG\WAGEWORKS\WW-TI01.dwg, 3/12/2010 9:13:14 AM